UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2022

Fresh Vine Wine, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Highway 169 North, Suite 255

Plymouth, MN 55441

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Ellen Scipta Resignation

Effective June 24, 2022, Ellen Scipta resigned as Chief Financial Officer of Fresh Vine Wine, Inc. (the “Company”). In connection with her resignation, the Company entered into a Separation Agreement and Release with Ms. Scipta (the “Release”) pursuant to which, among other things, Ms. Scipta released the Company from any and all claims she may have against the Company (subject to certain exclusions), and the Company agreed to provide Ms. Scipta with certain separation benefits, including a cash payment equal to six months of her base salary and a prorated portion of her target annual incentive bonus for 2022 (based upon the number of days that she was employed by the Company during 2022), and reimbursement of fees incurred by Ms. Scipta for a third-party outplacement organization services. Payment of separation benefits are contingent upon Ms. Scipta not revoking the Release during applicable statutory revocation periods and will be paid in lump sum following the expiration of such periods. In addition, in the event that the Company experiences a Change in Control (as defined in the Company’s employment agreement with Ms. Scipta) within 90 days following Ms. Scipta’s last date of employment, all unvested stock options and unvested shares of restricted stock held by Ms. Scipta on the date of her resignation would accelerate and become fully-vested. The Release also contains a customary non-disparagement provision.

The foregoing summary of the Release is qualified in all respects by the Release itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Appointment of Interim Chief Financial Officer

Effective June 30, 2022, the Company’s Board of Director’s appointed Elliot Savoie as interim Chief Financial Officer.The Company and Mr. Savoie are in the process of determining Mr. Savoie’s compensation for serving as interim Chief Financial Officer.

Mr. Savoie, age 37, previously served as Chief Financial Officer of the Company from October 2019 until March 31, 2022, at which time he commenced serving as the Company’s Head of Corporate Development and Ventures. While employed by the Company, and prior to the Company’s December 2021 initial public offering, Mr. Savoie concurrently served as Chief Financial Officer of Rabbit Hole Equity, L.L.C.. Rabbit Hole Equity, L.L.C. is a family office that manages a portfolio of business investments held by Damian Novak and his affiliates. Mr. Savoie has held various other CFO roles across the Rabbit Hole Equity network of companies since October 2019, including with management consultancy, Kratos Advisory LLC, and wine brand management company, Appellation Brands LLC (producer of Danica Rosé). Prior to joining the Company, Elliot worked as Corporate Strategy Manager of Cargill, Inc. from November 2017 to September 2019, where he managed global strategy projects and transformation initiatives. He also worked as an Engagement Manager with Grant Thornton’s Strategy & Performance Improvement practice from January 2013 to October 2017. Mr. Savoie has dedicated his career to advising corporate and private equity clients in the areas of transaction strategy, corporate turnaround and transformation, and commercial due diligence. He holds a bachelor’s degree and a Master of Business Administration (M.B.A) from the University of Minnesota’s Carlson School of Management.

There are no transactions in which Mr. Savoie has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description/Exhibit
10.1	Separation Agreement and Release dated as of June 24, 2022 by and between Fresh Vine Wine, Inc. and Ellen Scipta
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: June 30, 2022	By:	/s/ Rick Nechio
Rick Nechio Interim Chief Executive Officer

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